KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS SECOND QUARTER 2010 RESULTS

DALLAS, TEXAS . . . August 6, 2010 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $6.7 million, or $0.56 per diluted share, in the second quarter of 2010 as compared to a net income of $1.0 million, or $0.08 per diluted share, in the second quarter of 2009.  Sales volume was significantly higher during the second quarter of 2010 which resulted in more normal production schedules throughout the quarter.  During the second quarter of 2009, economic conditions resulted in a sharp reduction of customer orders and the Company operated on an extremely reduced production schedule, which resulted in a much higher percentage of fixed costs included in cost of goods sold as these costs could not be capitalized into inventory.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before pension and OPEB expense or credits.  A reconciliation of operating income as reported to operating income adjusted for pension and OPEB expense or credits is set forth in the following table.

	Three months ended June 30,
	2009	2010
	(In thousands)

Operating income as reported	$2,511	$11,480
Defined benefit pension expense (credit)	1,513	(1,209)
OPEB credit	(1,260)	(1,345)
Operating income before pension and OPEB	$2,764	$8,926

The Company’s total sales volume and average per-ton selling prices for the second quarter of 2009 and 2010 were as follows:

	Three months ended June 30,
	2009	2010

Total sales volume (000 tons)	84	173
Average per-ton selling prices	$838	$773

Ferrous scrap costs increased during the first five months of 2010 and Keystone implemented selling price increases to compensate for their higher costs resulting in higher per-ton selling prices for most of the Company’s product lines during the second quarter of 2010 as compared to the second quarter of 2009.  However, Keystone sold a higher volume of lower priced products in the 2010 second quarter resulting in a lower average per-ton selling price than the 2009 second quarter.

Operating performance before pension and OPEB for the second quarter of 2010 was significantly better than the second quarter of 2009 primarily due to a substantial increase in shipment volumes and production levels as discussed above.

Other items affecting the comparability of Keystone’s operating performance before pension and OPEB include:
•	increased cost of raw material included in cost of goods sold during the second quarter of 2010 due to increased ferrous scrap market prices;
•	increased utility costs at the Company’s largest manufacturing facility during the 2010 second quarter primarily due to extreme weather conditions;
•	an impairment charge to reduce certain inventories to net realizable value of $849,000 during the second quarter of 2009, as compared to nominal impairment charges during the second quarter of 2010;
•
bad debt expense of $1.6 million during the second quarter of 2009 primarily due to the Chapter 11 proceedings of one of Keystone’s customers as compared to insignificant amounts during the 2010 periods;

•	higher incentive compensation expense during the 2010 second quarter due to increased profitability;
•
a $5.5 million decrease in the Company’s LIFO reserve and cost of goods sold during the second quarter of 2009 as compared to a $265,000 decrease in the Company’s LIFO reserve and cost of goods sold during the second quarter of 2010; and

•	a $4.2 million credit to general and administrative expense during the 2009 second quarter related to the release of accrued environmental costs for certain inactive waste management units.

Primarily due to a $58 million increase in Keystone’s pension plans’ assets during 2009, the Company currently expects to record a defined benefit pension credit of $4.9 million during 2010 as compared to the $5.9 million defined benefit pension expense recorded during 2009.  Accordingly, Keystone recorded a defined benefit pension credit of $1.2 million during the second quarter of 2010 as compared to the $1.5 million expense recorded during the second quarter of 2009.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation, U.S. EPA investigations and audits conducted by the Internal Revenue Service,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB expense or credits, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB expense or credits provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)

Net sales	$70,511	$134,970	$130,986	$234,713
Cost of goods sold	(65,272)	(120,246)	(127,546)	(209,484)

Gross margin	$5,239	$14,724	$3,440	$25,229

Operating income (loss)	$2,511	$11,480	$(4,207)	$18,955

Income (loss) before income taxes	$2,207	$10,941	$(4,845)	$18,037

Income tax benefit (expense)	(1,207)	(4,192)	1,471	(6,913)

Net income (loss)	$1,000	$6,749	$(3,374)	$11,124

Basic and diluted net income (loss) per share	$0.08	$0.56	$(0.28)	$0.92

Basic and diluted weighted average shares outstanding	12,102	12,102	12,102	12,102